Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:     Investor Relations

(713) 849-9911

IR@flotekind.com

Flotek Industries Announces Appointment of H. Richard Walton as Chief Financial Officer, Upcoming Presentation at IPAA Florida Oil & Gas Symposium and Enercom’s Oil & ServicesTM 11 Conference.

HOUSTON, January 28, 2013 /PRNewswire/ — Flotek Industries, Inc. (“Flotek” or the “Company”) today announced that Richard Walton has been appointed Chief Financial Officer on an interim basis.

Mr. Walton also replaces Johnna Kokenge, Flotek’s Chief Accounting Officer, who is leaving the Company to pursue other professional interests. Mr. Walton will assume Ms. Kokenge’s accounting officer duties.

“We appreciate Johnna’s service to Flotek and, while we will miss her expertise and energy, understand her desire to spend more time on other professional endeavors and personal interests,” said John Chisholm, Flotek’s Chairman, President and Chief Executive Officer. “The last three years have been intense as Johnna has been instrumental in re-instilling a sense of accounting discipline and accuracy to Flotek and rebuilding our finance and accounting infrastructure which will allow Flotek to grow and prosper in the years ahead. All of Flotek’s stakeholders are indebted to Johnna for her hard work and dedication to the Flotek team. I personally am grateful for Johnna’s leadership and talents that have clearly made a difference for the Flotek community.”

Flotek and Ms. Kokenge have agreed to a severance and consulting arrangement that will provide her with certain consideration in exchange for transitional consulting services provided to the Company. The details of the agreement can be found in Form 8-K filed with the U.S. Securities and Exchange Commission on January 28, 2013.

Mr. Walton’s public accounting career spans over three decades including 20 years as an audit partner in the Houston office of KPMG. His experience includes financial statement audits and registration of securities with the SEC. Following his retirement from KPMG LLP, he has served as a financial consultant to public companies, including financial reporting consulting for Flotek since 2010.

Mr. Walton is a certified public accountant and is a member of the Texas Society of CPAs. He is a graduate of Westminster College with a degree in Economics and Business Administration. Following graduation he served as an officer in the U.S. Army. He currently serves as Chairman of the Board of Houston Hospice, Chairman of the Finance Committee at DePelchin Children’s Center and as a member of the Board of Trustees of the Retina Research Foundation.

“The Flotek team could not be more fortunate to have someone of Rich Walton’s caliber to step into the role as our principal financial and accounting officer,” added Chisholm. “I have personally worked with Rich for nearly three years as an integral part of the team that helped stabilize Flotek’s financial and accounting platform. Rich’s credentials are impeccable, his experience unparalleled and his approach to accounting and financial management exceptional. Rich’s wealth of knowledge about both Flotek’s business and the application of GAAP accounting to public companies will serve Flotek incredibly well. Combined with Flotek’s other financial leadership, Rich is the right person at the right time to push Flotek to the next level. I am delighted to welcome him to Flotek’s leadership team.”

Presentation at Upcoming Investor Conferences

The Company also announced that John Chisholm, Flotek’s Chairman, President and Chief Executive Officer will make a presentation at the Independent Petroleum Association of America Oil & Gas Investor Symposium on Wednesday, February 13, 2013.

The presentation, in Fort Lauderdale, will begin at 1:35pm ET. The Company will post Mr. Chisholm’s presentation slides to its website, www.flotekind.com coincident with the presentation as well as a link to a webcast of the presentation.

Mr. Chisholm will also make a presentation at The Oil & Services ConferenceTM 11 on Tuesday, February 19, 2013. The presentation, in San Francisco, will begin at 3:10pm PT. The Company will post Mr. Chisholm’s presentation slides to its website, www.flotekind.com coincident with the presentation as well as a link to a webcast of the presentation.

About Flotek Industries, Inc.

Flotek is a global developer and distributor of a portfolio of innovative oilfield technologies, including specialty chemicals and down-hole drilling and production equipment. It serves major and independent companies in the domestic and international oilfield service industry. Flotek Industries, Inc. is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.”

For additional information, please visit Flotek’s web site at www.flotekind.com.

Forward-Looking Statements:

Certain statements set forth in this Press Release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding

Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.

Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the Company’s ability to obtain financing to support its operations, environmental and other casualty risks, and the impact of government regulation. Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filings on Form 10-K (including without limitation in the “Risk Factors” Section), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.

SOURCE Flotek Industries, Inc.